UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2024

Commission File Number 1-5924

TUCSON ELECTRIC POWER COMPANY

(Exact name of registrant as specified in its charter)

Arizona	86-0062700
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

88 East Broadway Boulevard, Tucson, AZ 85701

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (520) 571-4000

Former name, former address and former fiscal year, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On August 9, 2024, Tucson Electric Power Company issued and sold $400 million aggregate principal amount of its 5.20% Senior Notes due 2034 (the Notes). The Notes were registered under the Securities Act of 1933, as amended, pursuant to Registration Statement No. 333-264708.

This Current Report on Form 8-K is being filed to report as exhibits certain documents in connection with the issuance and sale of the Notes.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

4.1	Officer’s Certificate, dated August 9, 2024, establishing the terms of the Notes

5.1	Opinion of Amy J. Welander, Esq., regarding the validity of the Notes

5.2	Opinion of Morgan, Lewis & Bockius LLP, regarding the validity of the Notes

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TUCSON ELECTRIC POWER COMPANY
(Registrant)

Date: August 9, 2024	/s/ Frank P. Marino
Frank P. Marino
Sr. Vice President, Chief Financial Officer, and Director
(On behalf of the registrant and as Principal Financial Officer)